                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Wilmington Trust Corporation for the registration of $225 million in debt securities and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the consolidated financial statements of Wilmington Trust Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
March 27, 1998